SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 240.14a-12

REGENERON PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter and Person filing Proxy Statement)

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☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Regeneron Pharmaceuticals, Inc.
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 13, 2003

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road
Tarrytown, New York 10591-6707
(914) 345-7400

Dear Shareholder:

The Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591 commencing at 10:30 a.m., Eastern Daylight Savings Time, on Friday June 13, 2003.

The purposes of the meeting are:

•     To elect four Directors for a term of three years;

•     To approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2003; and

•     To act upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

These items are more fully described in the following pages, which are hereby made a part of this Notice. The Board of Directors has fixed the close of business on April 18, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the accompanying proxy and return it promptly in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

By Order of the Board of Directors,

Stuart A. Kolinski

Secretary
Tarrytown, New York
May 9, 2003

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 345-7400

May 9, 2003

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 13, 2003, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

   Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the accompanying proxy and return it promptly in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

Sincerely,

P. Roy Vagelos, M.D.
Chairman of the Board of Directors

Proxy Statement
2003 Annual Meeting of
Shareholders of
Regeneron Pharmaceuticals, Inc.

Proxy Solicitation

This Proxy Statement is furnished to the shareholders of Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”), in connection with the solicitation by its Board of Directors from holders of the Company’s Common Stock (the “Common Stock”) and Class A Stock (the “Class A Stock”) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, June 13, 2003, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Company’s executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591.

This Proxy Statement and form of proxy are first being mailed to shareholders of the Company on or about May 9, 2003. All proxies duly executed and received prior to or at the Annual Meeting, and not revoked, will be voted on all matters presented at the meeting in accordance with the instructions indicated on such proxies. In the absence of instructions, proxies so received will be voted (1) FOR the named nominees to the Company’s Board of Directors and (2) FOR the approval of PricewaterhouseCoopers LLP as independent accountants for the Company’s fiscal year ending December 31, 2003. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by (i) filing with the Secretary of the Company or a designee thereof, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company or a designee thereof before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Secretary, or hand delivered to the Secretary of the Company or a designee thereof at or before the taking of the vote at the Annual Meeting. The persons named as proxies in the enclosed form of proxy, Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, were selected by the Board of Directors of the Company.

Record Date & Voting at the Annual Meeting

The Board of Directors of the Company has fixed the close of business on April 18, 2003 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock and Class A Stock on the record date will be entitled to notice of, and to vote at, the Annual Meeting. As of April 18, 2003, 44,497,853 shares of Common Stock and 2,408,548 shares of Class A Stock were outstanding. The Common Stock and the Class A Stock vote together on all matters as a single class, with the Common Stock being entitled to one vote per share and the Class A Stock being entitled to ten votes per share. No other voting securities of the Company were outstanding on the record date. The holders of a majority of the shares issued and outstanding attending personally or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

Election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. All other matters presented to shareholders will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Under applicable New York law, in determining whether any proposal has received the requisite number of affirmative votes and tabulating the votes for directors, abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

Annual Report

The Company’s Annual Report to Shareholders for the year ended December 31, 2002 is being furnished herewith on or about May 9, 2003 to shareholders of record. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for the year ended December 31, 2002, a copy of which will accompany the Company’s 2002 Annual Report and will be furnished (except for exhibits) without charge to any shareholder upon written request addressed to the Investor Relations Department of the Company at the address shown above.

Security Ownership of Management

The following table sets forth, as of April 18, 2003, the number of shares of the Company’s Common Stock and Class A Stock beneficially owned by each of its directors or nominees for directors, each of the named executive officers, and all directors and executive officers as a group, and the percentage that such shares represent of the total combined number of shares of outstanding Common Stock and Class A Stock, based upon information obtained from such persons.

Management and Directors Stock Ownership Table as of April 18, 2003

	Number of Shares		Number of Shares		Percentage of Common
	of Class A Stock		of Common Stock		Stock & Class A Stock
Name of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned (1)		Beneficially Owned (2)

Leonard S. Schleifer, M.D., Ph.D.	1,769,340	(3)	749,765	(8)	5.3%
P. Roy Vagelos, M.D.	0		1,602,600	(9)	3.4%
Charles A. Baker	62,384	(4)	85,590	(10)	*
Michael S. Brown, M.D.	60,749	(5)	133,000	(11)	*
Alfred G. Gilman, M.D., Ph.D.	114,212		165,000	(12)	*
Joseph L. Goldstein, M.D.	52,000		123,000	(13)	*
Arthur F. Ryan	0		0		*
Eric M. Shooter, Ph.D.	82,911	(6)	120,000	(13)	*
George L. Sing	0		147,514	(14)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	660,789	(15)	1.5%
Murray A. Goldberg	0		171,425	(16)	*
Randall R. Rupp, Ph.D.	0		191,326	(17)	*
Neil Stahl, Ph.D.	0		179,580	(18)	*
All Directors and Executive Officers as a Group (13 persons)	2,184,346		4,329,589		13.1%

* Represents less than 1%

(1) The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares listed.

(2) To calculate percentage, number of shares outstanding includes 46,906,401 shares outstanding as of April 18, 2003 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 18, 2003.

(3) Includes 58,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 14,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(4) All shares of Class A Stock are held by a limited partnership.

(5) Includes 5,400 shares of Class A stock held in trust for the benefit of Dr. Brown’s children.

(6) All shares of Class A Stock are held in trust for the benefit of Dr. Shooter’s children.

(7) Includes 19,383 shares of Class A Stock held in trust for the benefit of Dr. Yancopoulos’s children and excludes 205 shares held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of all such shares.

(8) Includes 672,870 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,886 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 1,800 shares of Common Stock held in trust for the benefit of Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 4,500 shares of Common Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(9) Includes 449,166 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 647 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 627,514 shares of Common Stock held in a charitable trust. Excludes 134,263 shares of Common Stock held by the Marianthi Foundation, and 61,251 shares of Common Stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos disclaims beneficial ownership.

(10) Includes 85,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003.

(11) Includes 128,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003.

(12) Includes 160,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003

(13) All shares of Common Stock beneficially owned represent shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days from April 18, 2003. Such options are held in trust for the benefit of Dr. Shooter’s children.

(14) Includes 75,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003.

(15) Includes 604,910 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,860 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(16) Includes 143,031 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,886 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(17) Includes 183,500 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,841 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(18) Includes 167,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,805 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

Security Ownership of Certain Beneficial Owners as of April 18, 2003

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and Class A Stock.

		Number of Shares
	Number of Shares of	of Common Stock	Percentage of Shares of
	Class A Stock	Beneficially	Common Stock and Class A
Name and Address of Beneficial Owner	Beneficially Owned	Owned	Stock Beneficially Owned (1)

Leonard S. Schleifer, M.D., Ph.D.	1,769,340 (2)	749,765 (3)	5.4%
777 Old Saw Mill River Road
Tarrytown, NY 10591
Wellington Management Company, LLP	0	5,726,175	12.2%
75 State Street
Boston, Massachusetts 02109
FMR Corp.	0	5,126,999	10.9%
82 Devonshire Street
Boston, Massachusetts 02109
Feldon Invest S.A.	0	4,000,000	8.5%
Urbanizacion Obarrio
Swiss Bank Building, 53rd Street
Panama City, Panama
Amgen Inc.	0	3,931,309	8.4%
One Amgen Center Drive
Thousand Oaks, California 91320
Julian C. Baker	0	2,564,945(4)(6)	5.5%
667 Madison Avenue
New York, New York 10021
Felix J. Baker	0	2,561,795(5)(6)	5.5%
667 Madison Avenue
New York, New York 10021
Novartis Pharma AG	0	2,400,000	5.1%
Lichstrasse 35
CH-4002 Basel, Switzerland

(1) To calculate percentage, number of shares outstanding includes 46,906,401 shares outstanding as of April 18, 2003 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 18, 2003.

(2) Includes 58,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 14,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(3) Includes 672,870 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 18, 2003 and 1,886 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 1,800 shares of Common Stock held in trust for the benefit of Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 4,500 shares of Common Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(4) Includes 3,400 shares as to which he has sole voting and sole dispositive power and 2,561,545 shares as to which he has shared voting power and shared dispositive power.

(5) Includes 250 shares as to which he has sole voting power and sole dispositive power and 2,561,545 shares as to which he has shared voting power and shared dispositive power.

(6) Because of certain business and family relationships, Julian C. Baker and Felix J. Baker filed a Schedule 13G together with certain other individuals and entities as if they constitute a group solely for informational purposes. Each entity or individual included in the Schedule 13G disclaimed beneficial ownership of any shares of Common Stock owned by any other reporting individual or entity. In the aggregate, all such individuals and entities owned 4,220,726 shares of Common Stock, which included shares of Common Stock issuable upon conversion of the Company’s 5.50% Convertible Senior Subordinated Notes due 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

There is no information required to be disclosed by Item 405 of Regulation S-K under the Securities Act of 1933. This Item requires disclosure of the failure by a director, officer or holder of ten percent of any class of Regeneron securities, to file reports required by Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors Unanimously Recommends a Vote FOR the Election of Charles A. Baker, Michael S. Brown, M.D., Arthur F. Ryan, and George L. Sing for a Term of Three Years.

General

The Board of Directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four Class III Directors, whose terms expire at the 2003 Annual Meeting, three Class I Directors, whose terms expire at the 2004 Annual

Meeting, and three Class II Directors, whose terms expire at the 2005 Annual Meeting (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

At each annual meeting of shareholders, the successors to directors whose terms expire shall be elected to serve from the time of election and qualification until the third annual meeting following their election and until a successor has been duly elected and qualified. All of the nominees for Class III Directors are currently Class III Directors of the Company. All of these nominees have indicated a willingness to serve if elected, but if any should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board of Directors.

The following table contains information as of April 18, 2003 with respect to the persons who currently serve on the Board and the persons who have been nominated to serve new three-year terms as Class III Directors.

			Served as a
			Director	Class
Name	Age	Position with the Company	Since	of Directors

Leonard S. Schleifer, M.D., Ph.D.	50	Director, Chief Executive Officer, and President	1988	I
Eric M. Shooter, Ph.D. (1)	79	Director	1988	I
George D. Yancopoulos, M.D., Ph.D.	43	Director, Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories	2001	I
Alfred G. Gilman, M.D., Ph.D. (1)	61	Director	1990	II
Joseph L. Goldstein, M.D. (1)	63	Director	1991	II
P. Roy Vagelos, M.D. (1)	73	Chairman of the Board	1995	II
Charles A. Baker (2)(3)	70	Director	1989	III
Michael S. Brown, M.D. (1)	62	Director	1991	III
Arthur F. Ryan (2)	60	Director	2003	III
George L. Sing (2)(3)	53	Director	1988	III

(1) Member of the Technology Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

Background of Nominees for Class III Directors

CHARLES A. BAKER, 70, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International. He also held various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc. and Alcide Corporation.

MICHAEL S. BROWN, M.D., 62, has been a Director of the Company since June 1991. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at the University of Texas Southwestern Academy of Sciences. He is a Director of Pfizer, Inc. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985.

GEORGE L. SING, 53, has been a Director of the Company since January 1988. Since 1998, he has been a

Managing Director of Lancet Capital (formerly Caduceus Capital Partners), a venture capital investment firm in the health care field. From 1993 to 1998, Mr. Sing was a general partner of Zitan Capital Partners, an investment and advisory firm. From February 1990 until February 1991, he served as a consultant to Merrill Lynch Venture Capital Inc. From 1982 to February 1990, Mr. Sing was a Vice President and member of the Board of Directors of Merrill Lynch Venture Capital, Inc., a venture capital firm.

ARTHUR F. RYAN, 60, has been a Director of the Company since January 2003. Mr. Ryan is the Chairman and Chief Executive Officer of Prudential Financial Inc., one of the largest diversified financial institutions in the world. Prior to joining Prudential in December 1994, Mr. Ryan had been President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

Directors Whose Terms Expire at the 2004 Annual Meeting (Class I)

LEONARD S. SCHLEIFER, M.D., Ph.D., 50, founded the Company in 1988 and has been its President and Chief Executive Officer since its inception and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

ERIC M. SHOOTER, Ph.D., 79, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. He is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 43, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991.

Directors Whose Terms Expire at the 2005 Annual Meeting (Class II)

ALFRED G. GILMAN, M.D., Ph.D., 61, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has been the Raymond and Ellen Willie Professor of Molecular Neuropharmacology and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981 and was named a Regental Professor in 1995. Dr. Gilman is a member of the National Academy of Sciences. He is the Consulting Editor of “Goodman and Gilman’s The Pharmacological Basis of Therapeutics,” the leading medical pharmacology textbook. Dr. Gilman received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

JOSEPH L. GOLDSTEIN, M.D., 63, has been a Director of the Company since June 1991. Dr. Goldstein is the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. ROY VAGELOS, M.D., 73, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994.

Board Committees

The Company’s Board of Directors has an Audit Committee of which Mr. Baker, Mr. Ryan, and Mr. Sing are members. The Audit Committee is responsible for reviewing the Company’s financial results, the scope and results of audits, and the evaluation of the Company’s system of internal controls. It also recommends the appointment of independent accountants. The duties and responsibilities of the Audit Committee are described in the Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee is comprised of independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, who are not officers or employees of the Company.

The Board of Directors has a Compensation Committee of which Messrs. Baker and Sing are members. The Compensation Committee has responsibility for adminis-

tering and approving cash compensation of all corporate officers and of other employees of the Company, and for the administration of the Company’s Executive Stock Purchase Plan and 2000 Long-Term Incentive Plan. Members of this committee are directors who are not officers or employees of the Company.

The Board of Directors also has a Technology Committee of which Drs. Brown, Gilman, Goldstein, Shooter, and Vagelos are members. The Technology Committee has the responsibility for reviewing the Company’s scientific and medical programs and policies.

During the last fiscal year, the Board of Directors held five meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings, and the Technology Committee held two meetings. No director attended fewer than 75 percent of the number of meetings of the Board of Directors and meetings of committees on which he served.

Audit Committee Report

The Audit Committee has discussed with management of the Company the audited financial statements of the Company for the year ended December 31, 2002, which are included in the Company’s Annual Report on Form 10-K. The Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed under Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent accountants their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company).

Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee

George L. Sing, Chairman

Charles A. Baker
Arthur F. Ryan

The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.

Fees Paid to Independent Auditors

The following summarizes the fees paid to PricewaterhouseCoopers LLP for the years ended December 31, 2002 and 2001:

	2002	2001

Audit	$129,500	$83,000
Audit-Related	21,200	25,450
Tax	22,185	35,960
Other	38,433	286,000

Total Fees	$211,318	$431,410

Audit-Related fees were primarily attributable to the audit of the Company’s benefit plan, plus additional services related to accounting advice. Tax fees were primarily attributable to corporate tax planning and tax filing preparation. In 2001, other fees were related to professional services performed in connection with the Company’s securities offerings. In 2002, other fees related to miscellaneous advisory activities. Pricewaterhouse-Coopers LLP did not perform any professional services in connection with financial information systems design and implementation for the years ended December 31, 2002 and 2001.

Compensation of Directors

Through September 2002, non-employee directors received an annual retainer of $5,000 and a payment of $2,000 for each Board meeting attended in person or, once a year, by telephone or video conference. In September 2002, the Company increased the annual retainer paid to non-employee directors to $15,000 and approved payments of $5,000 for each Board meeting attended in person or, once a year, by telephone or video conference. No additional retainer is paid for committee service. Directors who are not employees are reimbursed for their actual expenses relating to their attendance at Board of Directors meetings. In 2002, the Company paid Dr. Shooter $15,000 and Drs. Brown, Gilman, and Goldstein $30,000 each as members of the Scientific Advisory Board. These payments were discontinued effective December 31, 2002.

Pursuant to the Company’s 1990 Long-Term Incentive Plan, which expired in 2000, each member of the Board of Directors who was not at the time of grant an employee of the Company or any subsidiary of the Company (an “Outside Director”) received an automatic annual grant of an option to purchase 10,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The grant occurred on March 1 of each year prior to the expiration of the 1990 Long-Term Incentive Plan, including March 1, 2000. Pursuant to the 2000 Long-Term Incentive Plan, each Outside Director receives an automatic grant of an option to purchase 15,000 shares of Common Stock on the first business day after January 1 of each year, with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Options granted to Outside Directors under both the 1990 and 2000 Long-Term Incentive Plans are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years, and expire ten years following the date of grant. Options granted to directors in 2001 and 2002 included a “reload” provision. Outside Directors who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for a number of shares equal to the number of shares surrendered. The new option will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have an expiration date that is the same as that of the initial option grant.

Upon his joining the Board of Directors in January 2003, the Company granted Mr. Ryan an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase up to 25,000 shares of Common Stock at an exercise price of $20.97, the fair market value of a share of Common Stock on the date of grant. This option vests in equal installments over three years and expires ten years following the date of grant. The option contains a “reload” provision as described above. If prior to the option’s expiration or exercise Mr. Ryan ceases to be a voting member of the Board of Directors, then the portion of the option that at that time is not exercisable expires and the portion of the option, if any, that is exercisable may be exercised during the three months after he ceases to be a voting member of the Board of Directors.

In accordance with an agreement dated as of January 8, 1995 between Dr. Vagelos and the Company, Dr. Vagelos purchased 600,000 shares of Common Stock for $300,000. He also received an option to purchase up to 285,000 shares of the Company’s Common Stock at the fair market value of the Common Stock as of the date of grant, or $3.50 per share. On December 31, 1998, Dr. Vagelos entered into a five-year employment agreement with Regeneron, pursuant to which, effective January 1, 1999, he became a part-time employee. Dr. Vagelos did not become an officer of Regeneron or change his title. His annual compensation as an employee in 2001 was $100,000. In accordance with the employment agreement, the Company in 1999 issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 162,500 shares of Common Stock at an exercise price of $7.41 per share; the option vests over five years. In addition, the Company agreed to recommend to the Compensation Committee that Dr. Vagelos be granted additional stock option grants on or about January 1, 2000 through 2004 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option grant made to an officer of the Company at the time of each respective year’s annual grant to officers. On December 20, 1999, the Company issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 187,500 shares of Common Stock at an exercise price of $8.77 per share; the option vests over five years. On December 21, 2000, the Company issued Dr. Vagelos an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase up to 250,000 shares of Common Stock at an exercise price of $37.78 per share; the option vests over four years. On December 18, 2001, the Company issued Dr. Vagelos an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase up to 312,500 shares of Common Stock at an exercise price of $28.01 per share; the option vests over three years and contains a “reload” provision identical to the one described for Outside Directors. On December 20, 2002, the Company issued Dr. Vagelos an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase up to 312,500 shares of Common Stock at an exercise price of $19.43 per share; the option vests over two years and contains a “reload” provision identical to the one described for Outside Directors. If Dr. Vagelos dies or is disabled while he is employed by Regeneron, all options granted by Regeneron to him will immediately become exercisable at the time of death or disability.

Executive Compensation

Set forth below is information concerning the annual and long-term compensation for services performed during each of the last three fiscal years for Regeneron’s Chief Executive Officer and its four other highest-compensated executive officers (together, the “Named Officers”).

Summary Compensation Table

				Long Term
				Compensation
	Annual Compensation			Awards

				Securities	Restricted
				Underlying	Stock	All Other
	Year	Salary	Bonus	Option(1)	Awards(2)	Compensation(3)
Name and Principal Position
Leonard S. Schleifer, M.D., Ph.D.	2002	$574,327	$335,000	250,000	0	$7,670
President and Chief Executive Officer	2001	$538,269	$250,000	250,000	0	$6,770
	2000	$449,617	$140,000	200,000	0	$6,740

George D. Yancopoulos, M.D., Ph.D.	2002	$449,519	$125,000	200,000	$133,018	$5,500
Executive Vice President, Chief	2001	$423,942	$100,000	200,000	$259,780	$5,100
Scientific Officer and President,	2000	$369,038	0	1,000,000	0	$5,100
Regeneron Research Laboratories

Murray A. Goldberg	2002	$304,063	$25,000	60,000	$100,706	$6,000
Senior Vice President, Finance &	2001	$274,409	$25,000	50,000	$100,024	$5,100
Administration, Chief Financial Officer,	2000	$144,577	$10,000	40,000	$80,887	$5,100
Treasurer, and Assistant Secretary

Randall R. Rupp, Ph.D.	2002	$264,712	0	50,000	$50,013	$5,500
Senior Vice President, Manufacturing	2001	$249,500	0	30,000	$54,003	$5,100
and Process Sciences	2000	$223,711	0	30,000	$56,028	$5,100

Neil Stahl, Ph.D.	2002	$279,519	$25,000	100,000	$95,013	$5,500
Senior Vice President, Preclinical	2001	$254,423	$25,000	100,000	$100,024	$5,100
Development and Biomolecular Science	2000	$224,039	0	50,000	$74,275	$5,100

(1) All options granted expire ten years from the date of grant. All options granted in 2000 become exercisable ratably over five years beginning one year from the date of grant. All options granted in 2001 and 2002 became exercisable ratably over four years beginning one year from the date of grant

(2) The amounts shown in this column represent the dollar value of restricted Common Stock on the date of the grant of the restricted stock. All grants of restricted stock are made under the Company’s 2000 Long-Term Incentive Plan. All restricted stock awards vest ratably every six-months over a two-year period from on or about the date of grant.

In December 2000, Mr. Goldberg received a grant of 2,141 shares of restricted stock, Dr. Rupp received a grant of 1,483 shares of restricted stock, and Dr. Stahl received a grant of 1,966 shares of restricted stock.

In January 2001, Dr. Yancopoulos received a grant of 3,232 shares of restricted stock.

In December 2001, Dr. Yancopoulos received a grant of 5,356 shares of restricted stock, Mr. Goldberg received a grant of 3,571 shares of restricted stock, Dr. Stahl received a grant of 4,890 shares of restricted stock, and Dr. Rupp received a grant of 2,574 shares of restricted stock.

In December 2002, Dr. Yancopoulos received a grant of 6,846 shares of restricted stock, Mr. Goldberg received a grant of 5,183 shares of restricted stock, Dr. Stahl received a grant of 4,890 shares of restricted stock, and Dr. Rupp received a grant of 2,574 shares of restricted stock.

As of December 31, 2002, the aggregate number of unvested shares of restricted stock held by each of the Named Officers of the Company and the dollar value of such shares, was: Dr. Schleifer, 0 shares ($0); Dr. Yancopoulos, 11,671 shares ($216,030); Mr. Goldberg, 8,396 shares ($155,410); Dr. Rupp, 4390 shares ($81,259), and Dr. Stahl, 8,059 shares ($149,172). The dollar values are based on the closing price of Common Stock on December 31, 2002, as reported on the Nasdaq Stock Market.

(3) Represents a matching Company contribution under the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan. For Dr. Schleifer, the amount also represents life insurance premiums paid by the Company on behalf of Dr. Schleifer.

Options

All options to purchase Regeneron Common Stock granted to the Named Officers for 2002 and prior years have been granted under the Company’s 1990 and 2000 Long-Term Incentive Plans. Set forth below is information about grants of options during 2002 to the Named Officers. No Stock Appreciation Rights have been granted by the Company.

Options Granted in Last Fiscal Year

					Potential Realizable
					Value
					at Assumed Annual
	Number of	Percent of			Rates
	Securities	Total Options			of Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees	Price	Expiration	Option Term
Name	Granted (#)(1)	In Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Leonard S. Schleifer, M.D., Ph.D.	250,000	9.6%	19.43	12/20/12	3,054,856	7,741,604

George D. Yancopoulos, M.D.,	5,146	0.2%	19.43	12/20/12	62,881	159,353
Ph.D.	194,854	7.5%	19.43	12/20/12	2,381,003	6,033,930

Murray A. Goldberg	5,147	0.2%	19.43	12/20/12	62,893	159,384
	54,853	2.1%	19.43	12/20/12	670,272	1,698,601

Randall R. Rupp, Ph.D.	5,147	0.2%	19.43	12/20/12	62,893	159,384
	44,853	1.7%	19.43	12/20/12	548,078	1,388,937

Neil Stahl, Ph.D.	5,149	0.2%	19.43	12/20/12	62,918	159,446
	94,851	3.6%	19.43	12/20/12	1,159,024	2,937,196

(1) All options granted in 2002 expire ten years from the date of grant and become exercisable ratably over four years, beginning one year from the date of grant. Options granted to Named Officers in 2002 include a “reload” provision. Named Officers who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for a number of shares equal to the number of shares surrendered. The new option will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have an expiration date that is the same as that of the initial option grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Options Values

The following table shows information with respect to the Named Officers concerning options exercised during 2002 and the value of stock options held as of the end of 2002.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired on	Value	Options at		Options at
Name	Exercise (#)	Realized ($)	Fiscal Year-End (#)		Fiscal Year-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Leonard S. Schleifer, M.D., Ph.D.	87,630	1,046,193	620,870	721,500	3,759,854	1,672,200
George D. Yancopoulos, M.D., Ph.D.	7,500	132,600	762,850	1,296,400	6,920,562	848,800
Murray A. Goldberg	14,269	316,393	144,031	159,500	1,060,611	399,970
Randall R. Rupp, Ph.D.	—	—	171,500	124,500	1,825,040	354,810
Neil Stahl, Ph.D.	—	—	185,500	241,000	1,450,635	379,240

(1) Based on the average of the high and low sales price of the Company’s Common Stock on December 31, 2002, as reported on the Nasdaq Stock Market, of $18.70, less the exercise price. The price of the Company’s Common Stock has declined significantly since December 31, 2002. The average of the high and low sales price of the Company’s Common Stock on April 21, 2003 was $6.05.

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2002.

	(a)	(b)	(c)

			Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))

Equity compensation plans approved by security holders (1)	11,563,950 shares of Common Stock	$21.08	4,018,590 shares of Common Stock (3)

Equity compensation plans not approved by security holders (2)	0	$0.00	44,246 shares of Class A Stock

Total	11,563,950 shares of Common Stock	$21.08	4,062,836 shares of Common Stock

(1) The equity compensation plans approved by the security holders are the 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2) The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 12(b) to the audited financial statements for the year ended December 31, 2002.

(3) There is no restriction on the number of shares that may be issued under the 2000 Long-Term Incentive Plan in the form of restricted stock.

Employment Agreements

The Company entered into a new employment agreement with Leonard S. Schleifer, M.D., Ph.D., effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003. Thereafter, unless notice is given by Dr. Schleifer or the Company, the term of the agreement shall continue on a year-by-year basis. During the term of his employment, the Company will pay Dr. Schleifer a base salary of not less than $575,000, with such increases as may be determined by the Compensation Committee and approved by the Board of Directors. Under his employment agreement, Dr. Schleifer may participate in all Company benefit and incentive programs. During his employment term, the Company will maintain life insurance on Dr. Schleifer’s life in the amount of $1,000,000 payable to beneficiaries designated by Dr. Schleifer. Also under the employment agreement, the Company has agreed that in the event that Dr. Schleifer’s employment is terminated other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, as well as the first year following a change in control of the Company) (collectively, an “Involuntary Termination”), the Company will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 18 months. The Company has agreed that in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause (as defined in the agreement), all of his unexercisable stock options will continue to vest in accordance with the terms of the applicable grant agreement and Dr. Schleifer shall be entitled to exercise the stock options during the original term of such options. Upon an Involuntary Termination within three years after a change in control of the Company or within three months prior thereto, the Company will pay Dr. Schleifer an amount equal to three times the sum of his base salary in effect plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 36 months. If payments under the agreement resulting from a change in ownership as defined in Section 280G(b)(2) of the Internal Revenue Code exceed certain thresholds, then the Company will pay to Dr. Schleifer an additional amount to cover any excise tax obligations arising therefrom, unless such excise tax obligations could be eliminated altogether by reducing Dr. Schleifer’s cash payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

On March 6, 2000, the Company entered into an employment agreement with George D. Yancopoulos, M.D., Ph.D. providing for his employment with the Company through March 5, 2005. During the term of employment, the Company will pay Dr. Yancopoulos an annual base salary of $370,000, with such increases as may be determined by the Compensation Committee and approved by the Board of Directors. Dr. Yancopoulos is also entitled to participate in all Company benefit plans and incentive plans provided to similarly situated executives of the Company. The employment agreement provides that in the event that Dr. Yancopoulos’s employment is terminated (i) by the Company without cause, as defined in the employment agreement, (ii) by reason of the executive’s death, or (iii) by reason of the executive’s disability, as determined in good faith by the Board, Dr. Yancopoulos, or his estate as the case may be, will continue to be paid his base salary and benefits payable under the agreement for the lesser of one year or the remainder of the term of the agreement. Under the employment agreement, Dr. Yancopoulos has agreed that he will not engage in activities which are in competition with the Company for a period of one year following the termination of his active employment with the Company.

For a description of the Company’s employment agreement with P. Roy Vagelos, M.D., see “Compensation of Directors.”

Indebtedness of Named Officers

In August 1994, the Company loaned Dr. Yancopoulos $60,000. The loan is evidenced by a promissory note bearing interest at the rate of 6.83% per year. The loan, including all accrued interest, which, as of April 18, 2003, totaled $95,387, becomes due and payable on August 21, 2004, unless Dr. Yancopoulos’s employment with the Company terminates prior to that date.

Compensation Committee
Report on Executive Compensation

The Company’s executive compensation program is administered by the Compensation Committee, which is comprised of two directors who are not officers or employees of the Company. Subject to approval by the Board of Directors, the Compensation Committee is responsible for (among other things) determining the compensation package of each executive officer. The Compensation Committee considers the views and recommendations of other directors, including those of Dr. Schleifer, in making decisions regarding the compensation of the Company’s executive officers.

The Company’s executive compensation program is designed to promote the achievement of the Company’s business objectives and, thereby, to maximize long-term corporate performance and shareholder value. The compensation of the executive officers consists of a combination of base salary, bonuses, and long-term stock-based incentives through the Company’s 2000 Long-Term Incentive Plan. The Compensation Committee believes it is important for stock incentives to constitute a significant portion of the compensation package in order to help align executive and shareholder interests.

In determining the total amount and mixture of the compensation package for each executive officer, including Dr. Schleifer and the other Named Officers, the Compensation Committee and the Board consider numerous factors, the most important of which are (i) the Company’s needs and objectives, including attracting, motivating, and retaining key management personnel, (ii) individual performance, including the expected contribution to the Company’s objectives of each executive officer, (iii) compensation of persons holding comparable positions, including data obtained from outside studies and proxy materials on the payment of executive officers at comparable companies, as well as the Company’s most direct competitors, and (iv) the overall value to each executive of his or her compensation package. No specific numerical weight is given to any of these factors.

The 2002 base salaries, bonuses, and other compensation of the Named Officers are shown in the Summary Compensation Table. The compensation package was determined by the Compensation Committee based on a review in late 2001 of individual performances for the past year, including the progress in the Company’s preclinical and clinical programs, and other accomplishments that occurred during 2001. Target salary and bonus levels and long-term stock-base incentives were set based on a review of peer company data, including internal and outside compensation studies of competitive and regional factors.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million to the Chief Executive Officer and the other Named Officers unless certain conditions are met. The Company’s Chief Executive Officer and the other Named Officers have not received compensation over $1 million.

          The Compensation Committee

          Charles A. Baker, Chairman

          George L. Sing

Certain Relationships and Related Transactions

There is no information required to be disclosed by Item 404 of Regulation S-K under the Securities Act of 1933. This Item requires disclosure of certain transactions between Regeneron or a subsidiary of Regeneron and (i) a director, (ii) officer, (iii) holder of five percent of any class of Regeneron voting securities (or any member of the immediate family of the foregoing persons), (iv) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which any of the persons specified in (i) or (ii) is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, or (v) any trust or other estate in which any of the persons specified in (i) or (ii) has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity.

Performance Graph

Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of (i) The Nasdaq Pharmaceutical Stocks Index and (ii) The Nasdaq Stock Market (U.S.) Index for the period from December 31, 1997 through December 31, 2002. The price of the Company’s Common Stock has declined significantly since December 31, 2002, the last date included on the graph. The closing price of Common Stock on December 31, 2002, as reported on the Nasdaq Stock Market, was $18.51, as compared to $6.00 on April 21, 2003.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Regeneron	$100	$86	$149	$412	$329	$210
Nasdaq Pharm	100	127	239	299	254	164
Nasdaq-US	100	141	261	157	125	86

The above graph assumes $100 investments on December 31, 1996 in the Company’s Common Stock, The Nasdaq Pharmaceutical Stocks Index, and The Nasdaq Stock Market (U.S.) Index, with all dividends reinvested.

Officers of the Registrant

All officers of the Company are appointed annually and serve at the pleasure of the Board of Directors. The names, positions, ages, and background of the Company’s senior managers, are set forth below:

LEONARD S. SCHLEIFER, M.D., Ph.D., 50, founded the Company in 1988 and has been its President and Chief Executive Officer since its inception and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. Dr. Schleifer is a member of the Board of Directors of the Biotechnology Industry Organization.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 43, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. In a 1997 survey by the Institute for Scientific Information, he was listed among the 11 most highly cited scientists and was the only non-academic scientist in that group.

MURRAY A. GOLDBERG, 58, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanimid Company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.S. in Economics from the London School of Economics.

RANDALL G. RUPP, Ph.D., 55, has been Senior Vice President, Manufacturing and Process Sciences since December 2000. Prior to that date, he was Vice President, Manufacturing and Process Science, a position he held since January 1992. Dr. Rupp was director of manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston.

NEIL STAHL, Ph.D., 46, has been Senior Vice President, Preclinical Development and Biomolecular Science since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

PROPOSAL NO. 2: RATIFICATION OF
APPOINTMENT OF INDEPENDENT
ACCOUNTANTS

The Board of Directors Unanimously Recommends a Vote FOR the Approval of PricewaterhouseCoopers LLP.

The Board of Directors, at the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. This appointment is subject to the approval of the Company’s shareholders. Accordingly, the following resolution will be offered at the Annual Meeting:

“RESOLVED, that the appointment, by the Board of Directors of Regeneron Pharmaceuticals, Inc., of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2003 is hereby approved.”

PricewaterhouseCoopers LLP has been the Company’s independent accountants for the past fourteen years and has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Proxies solicited by management will be voted “FOR” ratification of the selection of PricewaterhouseCoopers LLP as independent accountants unless shareholders indicate in their proxies their desire to have their shares voted “AGAINST” such ratification.

Other Matters

The Board of Directors of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the Annual Meeting, except those set forth in the accompanying Notice of the Annual Meeting of Shareholders. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Shareholder Proposals for 2004 Annual Meeting of Shareholders

A shareholder wishing to present a proposal at the 2004 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices (777 Old Saw Mill River Road, Tarrytown, New York 10591) by January 13, 2004 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

Cost of Solicitation

This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company will also, pursuant to regulations of the Securities and Exchange Commission, make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to solicitation by use of the mails, certain directors, officers, and employees of the Company may solicit the return of proxies by telephone, telegram, or personal interviews.

By Order of the Board of Directors,

Stuart A. Kolinski
Secretary
Tarrytown, New York
May 9, 2003

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE

OF THE
BOARD OF DIRECTORS OF
REGENERON PHARMACEUTICALS, INC.

I.      Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (the “Corporation”) is established pursuant to Article II, Section 4 of the Corporation’s Bylaws and Section 712 of the New York Business Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.	Purpose of the Committee

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation.

The Committee shall oversee the audit efforts of the Corporation’s independent accountants and, in that regard, shall take such actions as it may deem necessary to satisfy it self that the Corporation’s accountants are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants and the financial and senior management of the Corporation.

III.	Composition of the Committee

(a) Each member of the Committee shall be an “independent” director within the meaning of the Nasdaq Stock Exchange (the “Nasdaq”) rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the Nasdaq rules, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person’s relations hip and the reasons for the Board’s determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

(b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides Nasdaq with written confirmation regarding:

(i) any determination that the Board has made regarding the independence of the Committee members;

(ii) the financial literacy of the Committee members;

(iii) the determination that at least one of the Committee members has accounting or related financial management expertise; and

(iv) the annual review and reassessment of the adequacy of the Committee’s charter.

IV.	Meetings of the Committee

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman or another designated member of the Committee) should meet or confer with the independent accountants and management quarterly to review the Corporation’s periodic financial statements prior to their filing with the Securities and Exchange Commission (“SEC”). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

V.	Duties and Responsibilities of the Committee

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. The charter must specify: (1) the scope of the Committee’s responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation’s independent accountants to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent accountants, and (4) that the Committee is responsible for ensuring that the Corporation’s independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board take appropriate action to ensure the independence of the independent accountants.

While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Independent Accountants

(a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b) Review and approve the Corporation’s independent accountants’ annual engagement letter, including the proposed fees contained therein;

(c) Review the performance of the Corporation’s independent accountants and make recommendations to the Board regarding the replacement or termination of the independent accountants when circumstances warrant;

(d) Oversee the independence of the Corporation’s independent accountants by, among other things:

(i) requiring the independent accountants to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent accountants and the Corporation; and

(ii) actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommending that the Board take appropriate action to satisfy itself of the accountants’ independence;

(e) Instruct the Corporation’s independent accountants that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Corporation’s independent accountants;

(f) Review the experience and qualifications of the senior members of the independent accountants’ team;

(g) Approve a procedure for the retention of the independent accountants for any non-audit service and the fee for such service;

Oversight of Annual Audit and Quarterly Reviews

(h) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent accountants, including the scope of audit activities, and monitor such plan’s progress and results during the year;

(i) Confirm through private discussions with the Corporation’s independent accountants and the Corporation’s management that no management restrictions are being placed on the scope of the independent accountants’ work and discuss any disagreement between the independent accountants and management;

(j) Review the results of the year-end audit of the Corporation, including (as applicable):

(i) the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent accountants, any other pertinent reports and management’s responses concerning such memorandum;

(ii) the qualitative judgments of the independent accountants about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

(iii) the methods used to account for significant unusual transactions;

(iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(v) management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(vi) significant recorded and unrecorded audit adjustments;

(vii) any material accounting issues among management and the independent accountants; and

(viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent accountants;

(k) Review with management and the Corporation’s independent accountants such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(l) Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

(m) Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent accountants and, in the event any reportable matters arise, review with management and the independent accountants results of the independent accountants’ review of the interim financial statements;

Oversight of Financial Reporting Process and Internal Controls

(n) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures through inquiry and discussions with the Corporation’s independent accountants and management of the Corporation;

(o) Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(p) Review with management and the independent accountants any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

(q) Receive periodic reports from the Corporation’s independent accountants and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

(r) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent accountants and management;

Other Matters

(s) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(t) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

(i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

(ii) the Committee has discussed with the Corporation’s independent accountants the matters that they are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

(iii) the Committee has received the written disclosures and the letter from the Corporation’s independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants their independence; and

(iv) based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

(u) Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent accountants;

(v) Obtain from the independent accountants any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(w) Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose;

(x) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate; and

(y) Instruct the Corporation to establish a policy requiring Audit Committee approval before the Corporation may hire employees of the independent accountants who were engaged on the Corporation’s account.

With respect to the duties and responsibilities listed above, the Committee should:

(1) Report regularly to the Board on its activities, as appropriate;

(2) Exercise reasonable diligence in gathering and considering all material information;

(3) Understand and weigh alternative courses of conduct that may be available;

(4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(5) If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6) Provide management and the Corporation’s independent accountants with appropriate opportunities to meet privately with the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent accountants or to ensure that the Corporation complies with all laws and regulations.

* * * * * * * * * *

June 13, 2003

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
REGENERON PHARMACEUTICALS, INC.

     The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and and each of them, as proxies, with power to act with the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Regeneron Pharmaceuticals, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on June 13, 2003 or any adjournment thereof.

(Continued, and to be marked, dated, and signed on the other side)

X	Please mark your votes as in this example

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

WITHHELD
	FOR	FOR ALL
Item 1.			Nominees:

ELECTION			Charles A. Baker
OF DIRECTORS			Michael S. Brown, M.D.
Arthur F. Ryan
George L. Sing

WITHHELD FOR: (Write that nominee’s name
in the space provided below.)

		FOR	AGAINST	ABSTAIN
Item 2.	To approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2003.

Item 3.	In their discretion, to act upon such other matters as may properly come before the meeting and any adjournment or postponement thereof

Signature:	Joint Signature:	(if applicable)	Date:	, 2003

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signed as attorney, executor, administrator, trustee, or guardian, please give full title as such.